                                                                    Exhibit 99.1

                                                           For Immediate Release

               SL INDUSTRIES, INC. ANNOUNCES FINANCIAL RESULTS FOR
                     ITS FIRST QUARTER ENDED MARCH 31, 2006

         MT. LAUREL, NEW JERSEY, MAY 12, 2006 . . . SL INDUSTRIES,  INC. (AMEX &
PHLX:SLI)  announced  today that revenue for the first  quarter  ended March 31,
2006 was  $39,285,000,  compared to $32,456,000 for the first quarter last year.
Income from continuing  operations was  $1,233,000,  or $0.21 per diluted share, compared  to income  from  continuing  operations  of  $1,969,000,  or $0.35 per diluted share, for the same period in 2005. Income from continuing operations in the first quarter 2005 included the benefit of approximately  $267,000, or $0.05 per diluted  share,  due to research and  development  tax credits.  The Company recorded  research and development tax benefits of $105,000 in the first quarter
2006.

         First  quarter  results  include  the  financial  performance  of  Ault
Incorporated  ("Ault")  from the date of  acquisition  (January 26,  2006).  Not including Ault's results, consolidated net sales were $30,680,000,  representing a 5%  decline  from the  first  quarter  of 2005 and  consolidated  income  from continuing operations was $1,048,000,  representing a 47% decrease from the same period last year. Loss from  discontinued  operations was $112,000 for the first quarter of 2006, compared to a loss from discontinued  operations of $70,000 for the same period last year. As a result, for the period ended March 31, 2006, the
Company recorded net income of $1,121,000,  or $0.19 per diluted share, compared to net income of  $1,899,000,  or $0.34 per diluted  share,  for the same period last year.

         The  Company  reported  net new  orders  of  $41,172,000  for the first quarter of 2006,  compared to net new orders of $32,262,000 in the first quarter of 2005.  Backlog at March 31,  2006 was $52.5  million,  as  compared  to $42.0 million a year earlier.

         Commenting on the results, James Taylor,  President and Chief Executive
Officer of SL Industries,  said,  "With the exception of Teal  Electronics,  the
Company's  business segments were adversely affected by a four month decrease in order activity.  Teal continued to experience strong demand from medical imaging equipment  manufacturers,  as  well  as  from  customers  in  the  semiconductor industry."

         "Condor  D.C.  Power   Supplies,   SL-Montevideo   Technology  and  RFL
Electronics  each  experienced  weak market demand  beginning late in the fourth quarter 2005 and  continuing  through  February  2006. In March,  Condor and RFL reported  increases  in bookings  and quote  activity,  which  should  result in improved shipments in the second half of the year."

         Taylor  continued,  "SL-Montevideo  Technology  continues  to feel  the impact of the deferrals of certain high volume military aerospace programs. This has not only reduced sales, but has also decreased  manufacturing  productivity.
In order to reduce costs in line with second  quarter  sales  forecasts,  SL-MTI recently implemented layoffs at its Montevideo and Matamoros plants."

         Taylor  added,  "I am  pleased  to  report  that  the  acquisition  and integration  of Ault  into the SL Power  Electronics  Group has gone well and is ahead of  schedule.  In fact,  in the first  quarter,  Ault  reported  its first operating profit in over four years."

         Taylor concluded,  "The Board of Directors has established May 17, 2006 as the date of the Annual  Shareholders  Meeting for  shareholders  of record on
April 3, 2006.  The  meeting  will be held at the  Warwick  Hotel in New York at
10:00 a.m. We look  forward to  discussing  the  Company's  businesses  with our shareholders at that time."

ABOUT SL INDUSTRIES
         SL   Industries,   Inc.   designs,   manufactures   and  markets  power
electronics,  power motion, power protection,  teleprotection and communications equipment and systems that is used in a variety of medical, aerospace, computer,
datacom,  industrial,   telecom,   transportation  and  electric  power  utility
equipment applications.  For more information about SL Industries,  Inc. and its products, please visit the Company's web site at WWW.SLINDUSTRIES.COM.

FORWARD-LOOKING STATEMENTS
         This  press  release  contains   statements  that  are  forward-looking
statements within the meaning of the Private Securities Litigation Reform Act of
1995.  These  statements  are  based  on  current  expectations,  estimates  and projections about the Company's  business based, in part, on assumptions made by management.  These  statements  are not  guarantees  of future  performance  and involve  risks,  uncertainties  and  assumptions  that are difficult to predict.
Therefore,  actual  outcomes  and  results  may differ  materially  from what is expressed  or  forecasted  in such  forward-looking  statements  due to numerous factors,  including  the  following:  the  effectiveness  of the cost  reduction initiatives  undertaken  by the  Company,  changes in demand  for the  Company's products,  product mix, the timing of customer orders and deliveries, the impact of  competitive  products  and  pricing,  constraints  on  supplies  of critical components, excess or shortage of production capacity,  difficulties encountered in the integration of acquired businesses and other risks discussed from time to time in the  Company's  filings and reports  with the  Securities  and  Exchange
Commission.  In addition,  such statements could be affected by general industry and market  conditions and growth rates, and general domestic and  international economic conditions.  Such forward-looking  statements speak only as of the date on which they are made,  and the Company does not  undertake  any  obligation to update any  forward-looking  statement to reflect events or circumstances  after the date of this release.

CONTACT:

David R. Nuzzo, Chief Financial Officer, Secretary & Treasurer

E-mail:  DAVID.NUZZO@SLINDUSTRIES.COM

Phone:  856-727-1500, ext. 5515

Facsimile:  856-727-1683

                               SL INDUSTRIES, INC.
                       SUMMARY CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

                                                               March 31,     December 31,
                                                                 2006            2005
                                                                 ----            ----
                                                              (Unaudited)
                                                              -----------
ASSETS
Current assets:
    Cash and cash equivalents                                   $  --           $ 9,985
    Receivables, net                                             24,218          16,436
    Inventories, net                                             20,266          14,570
    Other current assets                                          4,595           3,203
                                                                -------         -------
       Total current assets                                      49,079          44,194
                                                                -------         -------

    Property, plant and equipment, net                           11,150           8,754
    Intangible assets, net                                       17,862          11,388
    Other assets                                                  9,015           5,978
                                                                -------         -------
        Total assets                                            $87,106         $70,314
                                                                =======         =======

LIABILITIES & SHAREHOLDERS' EQUITY
Current liabilities:
    Long term debt due within one year                          $  --           $  --
    Other current liabilities                                    26,037          18,387
                                                                -------         -------
       Total current liabilities                                 26,037          18,387
                                                                -------         -------

    Long term debt, less portion due within one year              7,973            --
    Other liabilities                                             5,153           5,282
    Shareholders' equity                                         47,943          46,645
                                                                -------         -------
        Total liabilities and shareholders' equity              $87,106         $70,314
                                                                =======         =======

                               SL INDUSTRIES, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                    (In thousands, except per share amounts)
                                   (Unaudited)

                                                            Three-Months Ended
                                                                 March 31,
                                                             2006        2005
                                                           ---------   ---------

Net sales ..............................................   $ 39,285    $ 32,456

Cost and expenses:
    Cost of products sold ..............................     26,133      20,595
    Engineering and product development ................      3,079       2,323
    Selling, general and administrative ................      7,557       6,327
    Depreciation and amortization ......................        591         474
                                                           --------    --------
Total costs and expenses ...............................     37,360      29,719
                                                           --------    --------

Income from operations .................................      1,925       2,737
Other income (expense):
    Amortization of deferred financing costs ...........        (22)       (112)
    Interest income ....................................         28          29
    Interest expense ...................................       (129)        (88)
                                                           --------    --------

Income from continuing operations before income taxes ..      1,802       2,566

Income tax provision ...................................        569         597
                                                           --------    --------
Income from continuing operations ......................      1,233       1,969
Loss from discontinued operations (net of tax) .........       (112)        (70)
                                                           --------    --------
Net income .............................................   $  1,121    $  1,899
                                                           ========    ========

BASIC NET INCOME (LOSS) PER COMMON SHARE
    Income from continuing operations ...............      $   0.22    $   0.36
    Loss from discontinued operations (net of tax) ..         (0.02)      (0.01)
                                                           --------    --------
    Net income ......................................      $   0.20    $   0.35
                                                           ========    ========

DILUTED NET INCOME (LOSS) PER COMMON SHARE
    Income from continuing operations ...............      $   0.21    $   0.35
    Loss from discontinued operations (net of tax) ..         (0.02)      (0.01)
                                                           --------    --------
    Net income ......................................      $   0.19    $   0.34
                                                           ========    ========

Shares used in computing basic net income (loss)
  per common share ..................................         5,608       5,473
Shares used in computing diluted net income (loss)
  per common share ..................................         5,788       5,624

                               SL INDUSTRIES, INC.
                 CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
                                 (In thousands)
                                   (Unaudited)

                                                            Three-Months Ended
                                                                 March 31,
                                                             2006        2005
                                                           ---------   ---------

Net income ..........................................      $  1,121    $  1,899
Other comprehensive income (net of tax):
        Foreign currency translation ................             6        --
        Investments available for sale...............           (67)         13
                                                           --------    --------
Comprehensive income.................................      $  1,060    $  1,912
                                                           ========    ========